Exhibit 16.1

Your Vision Our Focus

June 25, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Creatd, Inc.’s Form 8-K dated June 25, 2024, and have the following comments:

We agree with the statements made in the first two paragraphs.

Yours truly,

/s/ Turner, Stone & Company, L.L.P.